UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2007

Open Solutions Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-02333-56	22-3173050
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

455 Winding Brook Drive, Glastonbury, CT	06033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 652-3155

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On January 19, 2007, the Board of Directors (the “Board”) of Open Solutions Inc. (the “Registrant”) granted a waiver under the Registrant’s Code of Business Conduct and Ethics and Insider Trading Policy in order to permit Louis Hernandez, Jr., the Registrant’s Chairman of the Board and Chief Executive Officer, to make a charitable donation of shares of common stock during a regularly scheduled blackout period under the Registrant’s Insider Trading Policy, which would otherwise be prohibited by the policy. The waiver was granted following a determination that Mr. Hernandez was not aware of any material nonpublic information.  Mr. Hernandez proposes to donate 5,883 shares of common stock held in the name of his wife to a charitable foundation in which he does not have a pecuniary interest.  The donation is being made at this time for tax planning purposes.

Item 8.01.  Other Events

On January 19, 2007, the Registrant issued a press release announcing that the stockholders of the Registrant voted to approve the Agreement and Plan of Merger, dated as of October 14, 2006, by and among the Registrant, Harpoon Acquisition Corporation and Harpoon Merger Corporation at a special meeting of stockholders.

A copy of the press release issued by the Registrant on January 19, 2007 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

The Exhibits to this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2007	OPEN SOLUTIONS INC.

	By:	/s/ Kenneth J. Saunders
Kenneth J. Saunders
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 19, 2007